Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement pertaining to Independent Community Bankshares, Inc. Dividend Reinvestment and Stock Purchase Plan and in related prospectus of our report dated January 21, 2000, on the consolidated financial statements of Independent Community Bankshares, Inc. as of December 31, 1999, and for the period ended December 31, 1999, which appears in the annual report on Form 10-KSB of Independent Community Bankshares, Inc. for the year ended December 31, 1999.


                                          /s/ YOUNT, HYDE & BARBOUR, P.C.


Winchester, Virginia
September 14, 2000